SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016

Trust Certificates (TRUCs), Series 2001-2 Trust
(Exact name of registrant as specified in its charter)

New York	333-58504-02	13-7294824
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employee identification no.)

c/o U.S. Bank Trust National Association 100 Wall Street, Suite 1600 New York, New York	10005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212)-272-9422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2016 a final distribution was made to the holders of 19,980 Class A-1 Certificates issued by the Trust that were called for full redemption in connection with the exercise by certain Call Warrant holders of their right to purchase the entire remaining $500,000 principal amount of the Underlying Securities and the termination of the Trust under the terms of the Trust Agreement.  Specific information with respect to the full redemption distribution is filed as Exhibit 99.1 hereto. No other reportable transactions or matters have occurred during the current reporting period.

Item 9.01	Financial Statements, Pro-Forma Financial Information and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

99.1	Trustee’s Report in respect of the March 28, 2016 Final Distribution Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trust Certificates (TRUCs), Series 2001-2 Trust

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Trustee on behalf of Trust Certificates (TRUCs), Series 2001-2 Trust

By:	/s/ David J. Kolibachuk
Name: David J. Kolibachuk
Title: Vice President

Dated:   March 28, 2016

EXHIBIT INDEX

Exhibit		Page

99.1	Trustee’s Report in respect of the March 28, 2016 Final Distribution Date	5